UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 1, 2005 (August 29, 2005)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 29, 2005, the Board of Directors of Credence Systems Corporation (the “Company”) approved the acceleration of vesting of unvested and “out-of-the money” non-qualified stock options previously awarded to employees and officers with option exercise prices greater than $9.15 effective as of August 29, 2005. Options held by non-employee directors are excluded from the vesting acceleration. Each of the Company’s executive officers has entered into a Resale Restriction Agreement which imposes restrictions on the sale of any shares received through the exercise of accelerated options until the earlier of the original vesting dates set forth in the option or the executive officer’s termination of employment. The accelerated options represent approximately 15% of the total of all outstanding Company options.

The Board of Directors’ decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”) which, as amended, is November 1, 2005 for the Company. SFAS 123R requires companies to recognize the grant-date fair value of stock options issued to employees as an expense in the income statement, and as of the applicable effective date will require the Company to recognize the compensation costs related to share-based payment transactions, including stock options. In addition, the Board of Directors considered that because these options had exercise prices in excess of the current market value, they were not fully achieving their original objectives of incentive compensation and employee retention. The future compensation expense to be recorded upon adoption of SFAS 123R that is eliminated as a result of the acceleration of the vesting of these options is approximately $10 million.

A copy of the form of Resale Restriction Agreement is attached hereto as Exhibit 1.01 and is incorporated herein by reference. A copy of the press release announcing the acceleration of options is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The exhibits listed below are being furnished with this Form 8-K:

Exhibit Number	Description
1.01	Form of Resale Restriction Agreement

99.1	Press Release dated August 30, 2005, announcing the acceleration of certain unvested and “out-of-the-money” stock options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Vice President, General Counsel and Assistant Secretary

Date: September 1, 2005